     As filed with the Securities and Exchange Commission on June 12, 2002.
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            THE MEN'S WEARHOUSE, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                                             74-1790172
  (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                           Identification No.)

           5803 GLENMONT DRIVE
              HOUSTON, TEXAS                                      77081
(Address of Principal Executive Offices)                        (Zip Code)

                THE MEN'S WEARHOUSE, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                              --------------------

                                 GARY G. CKODRE
                               5803 GLENMONT DRIVE
                              HOUSTON, TEXAS 77081
                     (Name and address of agent for service)

                                 (713) 592-7200
          (Telephone number, including area code, of agent for service)

                              --------------------

                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                          ATTENTION: MICHAEL W. CONLON

                              --------------------

                                        CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                      PROPOSED           PROPOSED MAXIMUM
   TITLE OF SECURITIES         AMOUNT TO          MAXIMUM OFFERING      AGGREGATE OFFERING          AMOUNT OF
    TO BE REGISTERED         BE REGISTERED        PRICE PER UNIT(2)          PRICE(2)            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
      Common Stock
     $.01 par value        725,000 shares(1)           $26.86               $19,473,500               $1,792
======================================================================================================================

(1) Represents shares added to the 1996 Stock Option Plan (the "1996 Plan") by the Second [sic] Amendment thereto. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 1996 Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange on June 6, 2002.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration No. 333-21109, the "Earlier Registration Statement") relating to The Men's Wearhouse, Inc. 1996 Stock Option Plan (the "1996 Plan") is effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.

ITEM 8. EXHIBITS

4.1 - 1996 Stock Option Plan (incorporated by reference from Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 3, 1996).

4.2 - Second Amendment [sic] to 1996 Stock Option Plan (incorporated by reference from Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 29, 2000).

5.1    - Opinion of Fulbright & Jaworski L.L.P.

23.1   - Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.2   - Consent of Deloitte & Touche LLP, independent auditors.

24.1 - Powers of Attorney from certain members of the Board of Directors of the Company (contained on pages II-3 and II-4).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 10, 2002.



                                   THE MEN'S WEARHOUSE, INC.



                                   By: /s/ GEORGE ZIMMER
                                      -----------------------------------
                                                  George Zimmer
                                           Chairman of the Board and
                                            Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Zimmer, Eric J. Lane and Gary G. Ckodre, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                  Signature                                        Title                                Date
                  ---------                                        -----                                ----

            /s/ GEORGE ZIMMER                      Chairman of the Board, Chief Executive               June 10, 2002
-----------------------------------------                   Officer and Director
                George Zimmer

           /s/ DAVID H. EDWAB                            Vice Chairman of the Board                     June 10, 2002
----------------------------------------                        and Director
               David H. Edwab

            /s/ ERIC J. LANE                       President and Chief Operating Officer                June 10, 2002
-----------------------------------------
                Eric J. Lane

           /s/ NEILL P. DAVIS                    Executive Vice President, Chief Financial              June 10, 2002
-----------------------------------------        Officer, Treasurer and Principal Financial
               Neill P. Davis                                     Officer

           /s/ GARY G. CKODRE                       Senior Vice President and Principal                 June 10, 2002
-----------------------------------------                    Accounting Officer
               Gary G. Ckodre

               Signature                                          Title                                      Date
               ---------                                          -----                                      ----

           /s/ JAMES E. ZIMMER                   Senior Vice President - Merchandising and              June 10, 2002
----------------------------------------                          Director
               James E. Zimmer

          /s/ ROBERT E. ZIMMER                      Senior Vice President - Real Estate                 June 10, 2002
----------------------------------------                        and Director
              Robert E. Zimmer

        /s/ STEPHEN H. GREENSPAN               Senior Vice President - K&G Men's Company and            June 10, 2002
----------------------------------------                          Director
            Stephen H. Greenspan

         /s/ RICHARD E. GOLDMAN                                   Director                              June 10, 2002
----------------------------------------
             Richard E. Goldman

         /s/ RINALDO S. BRUTOCO                                   Director                              June 10, 2002
----------------------------------------
             Rinaldo S. Brutoco

           /s/ MICHAEL L. RAY                                     Director                              June 10, 2002
----------------------------------------
               Michael L. Ray

          /s/ SHELDON I. STEIN                                    Director                              June 10, 2002
----------------------------------------
              Sheldon I. Stein

           /s/ KATHLEEN MASON                                     Director                              June 10, 2002
----------------------------------------
               Kathleen Mason

                                INDEX TO EXHIBITS


Exhibit
Number                          Description of Exhibits
-------                         -----------------------
  4.1    1996 Stock Option Plan (incorporated by reference from Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended July
         29, 2000).

  4.2 Second Amendment [sic] to 1996 Stock Option Plan (incorporated by reference from Exhibit 10.2 to the Company's Quarterly Report on Form
         10-Q for the quarter ended July 29, 2000).

  5.1    Opinion of Fulbright & Jaworski L.L.P.

 23.1    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

 23.2    Consent of Deloitte & Touche LLP, independent auditors.

 24.1 Powers of Attorney from certain members of the Board of Directors of the Company (contained on pages II-3 and II-4).